Exhibit 99.1

Altairnano Transfers Interest in AlSher Titania Joint Venture to Sherwin-Williams

RENO, Nev. – May 3, 2010 – Altair Nanotechnologies, Inc. (Altairnano) (Nasdaq: ALTI), a provider of energy storage systems for clean, efficient power and energy management, today announced the signing of a Definitive Agreement with The Sherwin-Williams Company that provides for the transfer of Altairnano’s 70% share in the AlSher Titania Joint Venture to Sherwin-Williams, who will now own 100% of AlSher Titania.  All previous agreements between Sherwin-Williams and Altairnano regarding the AlSher Titania Joint Venture are superseded.  The agreement enables Altairnano and Sherwin-Williams to independently pursue their diverging objectives and technological interest.  Sherwin-Williams will continue efforts to find additional partners to move the AlSher Titania business forward.

Under terms of the agreement, certain intellectual property relating to the Altairnano Hydrochloride Process (AHP), along with certain other intellectual property owned by Altairnano, has been licensed to AlSher Titania. Altairnano may receive future payments from AlSher Titania based upon future revenues generated from the AHP or from royalty payments relating to the licensed intellectual property.  The amount of future payments from AlSher Titania to Altairnano based on AlSher Titania revenue and royalty payments is capped at $3,000,000. The payments to Altairnano and continuation of the intellectual property licenses are conditional upon certain milestones being achieved and payments being made to Altairnano. AlSher Titania also has an option to purchase the licensed intellectual property for $2,000,000.

“This transaction allows for the scale up of the AHP titanium dioxide technology with limited involvement of Altairnano’s employees and will give us a reasonable return should AlSher Titania be successful,” said Terry Copeland, President and CEO of Altairnano.  “In support of our strategy shift that we announced in late 2008, this sale completes the process of shifting our resources out of the life sciences and performance materials markets allowing us to focus entirely on the power and energy systems market,” continued Dr. Copeland.

Max Lewis, Vice President – Global Innovation, The Sherwin-Williams Company, added “We understand Altairnano’s desire to continue to focus their efforts on developing market opportunities for stationary power within the energy and utility industry, and are pleased that with this agreement, AlSher Titania will be able to continue working towards the commercialization of the AHP process.”

About Altair Nanotechnologies, Inc.
Headquartered in Reno, Nevada, with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, battery modules and cells for mass transit applications, and battery packs for several different military applications. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altairnano’s receipt of payment from AlSher Titania in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that AlSher Titania may not be successful for technical, business or other reasons resulting in no payments being made to Altairnano; that customers or prospective customers will not use or purchase the AlSher Titania products as expected for various reasons resulting in no royalty payments to Altairnano; that one or more of the AlSher Titania joint development partners or customers may proceed slowly with, or abandon, development or commercialization efforts for any of various reasons, including concerns with the feasibility of the product or the financial viability of continuing with their product; that sales of commercialized AlSher Titania products may not reach expected levels for one or more reasons, including the failure of end products to perform as expected or the introduction of a superior product.  In addition, other risks are identified in Altairnano’s most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altairnano expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altairnano’s expectations or results or any change in events.

For Additional Information:

Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310-541-6824
therbert@cleantech-ir.com

Media Relations:
Tom Kieffer
Senior Director, Strategic Marketing
Altair Nanotechnologies, Inc.
775-856-2500
mediarelations@altairnano.com